UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Repurchase Agreement

On November 19, 2015, Churchill Downs Incorporated (the “Company”) entered into an agreement with The Duchossois Group, Inc. (“TDG”) to repurchase 944,756 shares of the Company’s common stock, no par value (the “Common Stock”), from TDG in a private transaction at a price per share equal to $146.13, based on the 20-day trailing average of the price of the Common Stock as reported on NASDAQ, for an aggregate purchase price of approximately $138.1 million (the “Stock Repurchase Agreement”). The repurchase of the shares of Common Stock pursuant to the Stock Repurchase Agreement was consummated on November 19, 2015. The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Stockholder’s Agreement

On November 19, 2015, in connection with the Stock Repurchase Agreement, TDG and the Company entered into a first amendment (the “Amendment”) to that certain Stockholder’s Agreement, dated September 8, 2000, between Duchossois Industries, Inc. (n/k/a The Duchossois Group, Inc.) and the Company (as so amended, the “Stockholder’s Agreement”). The Amendment provides that the term of the Stockholder’s Agreement ends for most purposes when TDG no longer holds at least 5% of the then outstanding Voting Securities (as defined in the Stockholder’s Agreement) and that, for so long as TDG holds at least 5% of the then outstanding Voting Securities, it shall have the right to nominate at least one individual to serve on the Board of Directors of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Stockholder’s Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder’s Agreement, a copy of which was previously filed as Annex C to the Proxy Statement for a Special Meeting of the Shareholders of Churchill Downs Incorporated, held September 8, 2000, and which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On November 19, 2015, the Company issued a press release announcing that the Company’s Board of Directors authorized the repurchase of the approximately $138.1 million of Common Stock from TDG. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stock Repurchase Agreement, dated November 19, 2015, between Churchill Downs Incorporated and The Duchossois Group, Inc.
10.2	First Amendment to Stockholder's Agreement, dated November 19, 2015, between Churchill Downs Incorporated and The Duchossois Group, Inc.
99.1	Press Release, dated November 19, 2015, issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
November 19, 2015	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    10.1        Stock Repurchase Agreement, dated November 19, 2015, between Churchill Downs Incorporated and The Duchossois Group, Inc.

10.2        First Amendment to Stockholder's Agreement, dated November 19, 2015, between Churchill
Downs Incorporated and the Duchossois Group, Inc.

99.1        Press Release, dated November 19, 2015, issued by Churchill Downs Incorporated.